Exhibit 99.1

F.N.B. Corporation Reports Net Income of $23.8 Million for Third Quarter 2011

Continued Revenue Growth and Loan Growth

Hermitage, PA – October 19, 2011 – F.N.B. Corporation (NYSE: FNB) today reported third quarter 2011 financial results. Net income for the third quarter of 2011 was $23.8 million, or $0.19 per diluted share, compared to $22.4 million, or $0.18 per diluted share, in the second quarter of 2011 and $17.2 million, or $0.15 per diluted share, in the third quarter of 2010.

“Results for the third quarter of 2011 demonstrate FNB’s ability to consistently grow revenue, loans and deposits. Revenue growth was achieved for the eighth consecutive quarter and total loan growth was achieved for the ninth consecutive quarter,” said Stephen J. Gurgovits, Chief Executive Officer of F.N.B. Corporation. “The net interest margin was stable and credit quality results continued to be good. The third quarter was another positive quarter for FNB and we are very pleased to deliver increased earnings for our shareholders.”

F.N.B. Corporation’s performance ratios for the third quarter of 2011 were as follows: return on average tangible equity (non-GAAP measure) was 16.23%; return on average equity was 7.79%; return on average tangible assets (non-GAAP measure) was 1.06% and return on average assets was 0.95%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.

Third Quarter Results

(All comparisons refer to the second quarter of 2011, except as noted)

Net Interest Income

Net interest income on a fully taxable equivalent basis totaled $82.4 million in the third quarter of 2011, increasing $1.7 million, or 8.4% annualized, primarily as a result of the 4.5% annualized growth in average earning assets. Growth in average earnings assets primarily reflects strong loan growth results. The net interest margin expanded one basis point to 3.79%, reflecting a 7 basis point improvement in the cost of funds that more than offset a 6 basis point lower yield on earning assets.

“We continue to demonstrate our ability to generate consistent loan growth. Growth in the Pennsylvania commercial portfolio for ten consecutive quarters comes largely from market share gains through a disciplined focus on winning new relationships,” said Mr. Gurgovits. “Building these relationships is an important strategy for FNB with the benefits also apparent in the transaction deposit and customer repurchase agreements growth results.”

Average loans for the third quarter totaled $6.7 billion, increasing $126.4 million or 7.6% annualized, with strong growth results in the Pennsylvania commercial portfolio and the

F.N.B. Corporation Reports Net Income of $23.8 Million For Third Quarter 2011, Page 2

consumer portfolio. The Pennsylvania commercial portfolio (including commercial leases) grew $79.6 million or 8.7% annualized.

Average consumer loan growth totaled $51.5 million, or 7.4% annualized, driven by strong growth of $39.6 million, or 10.1% annualized, in average home equity lending balances (comprised of lines of credit and direct installment loans). This growth reflects greater consumer demand for these products during the third quarter and the success of promotions and marketing efforts to capitalize on this demand.

Average deposits and customer repurchase agreements totaled $8.1 billion, increasing $20.5 million or 1.0% annualized. Success growing relationship-based transaction deposits and customer repurchase agreements continued, with these average balances increasing $80.2 million, or 5.6% annualized. This growth reflects new client acquisition and customers holding higher average balances. Partially offsetting this growth was a planned decline in time deposits. As of September 30, 2011, FNB’s total customer based-funding remained consistent with June 30, 2011 levels at 96% of total deposits and borrowings.

Non-Interest Income

Non-interest income totaled $29.6 million in the third quarter of 2011, increasing $0.4 million, or 1.3%, with growth in all fee income categories except for wealth management-related revenue. Service charge revenue benefitted from normal seasonality and new account growth. Gain on the sale of loans increased as a result of higher volume given the increased demand for these residential mortgage products in the current low rate environment. Wealth-management related revenue (comprised of securities commissions and fees and trust income) declined primarily as a result of the unfavorable stock market conditions during the third quarter.

Non-Interest Expense

Non-interest expense totaled $69.2 million in the third quarter of 2011, increasing $0.8 million or 1.2%. The increased personnel costs reflect seasonally higher part-time salary expense combined with increased profitability and performance-based accruals for incentive compensation. Additionally, occupancy costs are slightly elevated due to $0.3 million in costs related to damage caused by flooding in northeastern Pennsylvania and other expense includes $0.3 million in merger-related costs. The other expense category also includes higher loan related expenses incurred in conjunction with a home equity loan promotion. Other real estate owned (OREO) costs decreased $1.3 million reflecting lower valuation adjustments including realized gains and losses. The efficiency ratio for the third quarter was 59% compared to 58% in the prior quarter.

Income Tax Expense

The effective tax rate for the third quarter was 26.3%, lower than the 27.9% in the second quarter. The lower rate for the third quarter reflects net adjustments totaling $0.5 million primarily related to the reversal of liabilities for uncertain tax positions under ASC 740 based on a recent Internal Revenue Service directive that provides a safe harbor deduction for certain

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merger-related expenses, partially offset by other adjustments. This tax benefit was partially offset by the $0.6 million ($0.4 million after taxes) in flood and merger-related expenses.

Credit Quality

“We are pleased to report another quarter of good credit quality performance. The Pennsylvania and Regency portfolios, together representing over 97% of the total loan portfolio, both continue to perform consistently well,” remarked Mr. Gurgovits.

The provision for loan losses of $8.6 million was consistent with the prior quarter. Net loan charge-offs for the third quarter equaled 0.53% annualized of average loans with the increase reflecting higher charge-offs in the Florida portfolio related to reappraisals of Florida land-related credits. The ratio of non-performing loans and OREO to total loans and OREO improved 7 basis points to 2.35% at September 30, 2011, reflecting improvements in the Pennsylvania portfolio partially offset by actions taken in the Florida portfolio. The allowance for loan losses to total loans equaled 1.60% and with the credit mark for the acquired portfolio equaled 1.98% at September 30, 2011 (non-GAAP measure).

The Pennsylvania loan portfolio’s credit quality metrics for the third quarter of 2011 continue to reflect consistent and solid performance. The Pennsylvania loan portfolio totaled $6.5 billion at September 30, 2011, representing 95% of the total loan portfolio. Non-performing loans and OREO were $78.3 million or 1.21% of total loans and OREO at September 30, 2011, improving from $86.4 million or 1.36%. The improvement in non-performing loans and OREO primarily reflects the movement of $9.6 million of residential mortgage troubled debt restructurings (TDR’s) to performing status as these loans have demonstrated consistent sustained performance and it is expected at this time that all contractual amounts under the restructured terms will be collected. Past due and non-accrual loans to total loans totaled 1.78% at September 30, 2011, improving slightly from 1.79% at June 30, 2011. Charge-off performance continues to be very good, with net charge-offs for the third quarter improving 9 basis points to 0.25% annualized of average loans, representing the lowest level in ten quarters. The allowance for loan losses to total loans equaled 1.26% and with the credit mark for the acquired portfolio equaled 1.66% at September 30, 2011 (non-GAAP measure).

The Florida loan portfolio totaled $176.6 million, representing 2.6% of the total loan portfolio. Credit quality results for this portfolio included an $8.4 million increase in non-accrual loans primarily as a result of an $8.1 million credit moving to non-accrual status. Net charge-offs previously reserved for of $3.5 million were mainly related to reappraisals of Florida land-related credits. Total land-related exposure totaled $70.0 million and consisted of $50.0 million in loans and $20.0 million in OREO, representing a reduction of $3.9 million or 5.2%.

Capital Position

The Corporation’s capital levels at September 30, 2011 were essentially the same as June 30, 2011 levels and continue to exceed federal bank regulatory agency “well capitalized” thresholds.

F.N.B. Corporation Reports Net Income of $23.8 Million For Third Quarter 2011, Page  4

At September 30, 2011, the estimated total risk-based capital ratio was 13.3%, the estimated tier 1 risk-based capital ratio was 11.7% and the leverage ratio was 9.0%. At September 30, 2011, the tangible common equity to tangible assets ratio (non-GAAP measure) was 6.57% compared to 6.50% and the tangible book value per share (non-GAAP measure) grew $0.10 to $4.83.

The dividend payout ratio for the third quarter of 2011 was 65% down from 69%.

Year-to-Date Results

(All comparisons refer to the prior year-to-date period, except as noted)

Year-to-date results for the nine months ended September 30, 2011 include the impact from the Comm Bancorp, Inc. (CBI) acquisition completed on January 1, 2011.

For the nine months ended September 30, 2011, F.N.B. Corporation’s net income totaled $63.3 million, or $0.51 per diluted share, improved from $51.1 million, or $0.45 per diluted share. For the 2011 year-to-date period, return on average tangible equity (non-GAAP measure) totaled 15.70% compared to 14.88%, return on average equity was 7.24% compared to 6.48%, return on average tangible assets (non-GAAP measure) was 0.97% compared to 0.88%, and return on average assets was 0.86% compared to 0.77%.

Net interest income on a fully taxable equivalent basis totaled $242.4 million for the first nine months of 2011, an increase of $25.2 million or 11.6%, reflecting 11.2% growth in average earning assets and a 1 basis point expansion of the net interest margin. The growth in earning assets reflects a combination of organic growth and the CBI acquisition. For the first nine months of 2011, average loans increased $696 million, or 11.7%, with organic growth of 4.8% driven by continued solid market share gains in the Pennsylvania commercial portfolio. Average deposits and customer repurchase agreements grew $868 million, or 12.2%, with organic growth of 4.2% for the first nine months of 2011 due to continued new customer acquisition and higher average balances partially offset by a planned decline in time deposits.

Non-interest income totaled $87.3 million for the first nine months of 2011, a slight increase of $0.8 million, or 1.0%, with results for the first nine months of 2010 benefiting from several items. The first nine months of 2010 included $3.7 million higher recoveries on impaired loans acquired through acquisitions and a $1.6 million gain related to the successful harvesting of a mezzanine financing relationship by F.N.B. Capital Corporation. When adjusting for these two items in the prior year-to-date period and excluding securities gains and other-than-temporary impairment charges, non-interest income improved $6.3 million or 7.8% due to positive results in a number of fee-based businesses. Service charges increased $3.4 million, or 8.0%, reflecting higher volume, organic growth and the expanded customer base due to the CBI acquisition. Fee income on a year-over-year basis also reflects a $2.6 million, or 18.1%, increase in wealth management-related revenue as a result of revenue-generating initiatives, more favorable market conditions and organic growth. Additionally, swap fee revenue included in other income

F.N.B. Corporation Reports Net Income of $23.8 Million For Third Quarter 2011, Page  5

doubled to $3.2 million in the first nine months of 2011 given the successful commercial loan growth results and continued low interest rate environment.

Non-interest expense totaled $212.1 million for the first nine months of 2011, an increase of $19.4 million, or 10.0%, due to adding CBI-related operating costs and $4.6 million in one-time merger-related costs. Expected cost savings related to the acquisition were fully phased in at the beginning of the second quarter of 2011. Additionally, OREO-related costs increased $2.5 million in the first nine months of 2011 due to current valuation adjustments and property maintenance costs related to the Florida portfolio. On a year-to-date basis, F.N.B. Corporation’s efficiency ratio improved to 60% from 61%.

Credit quality results significantly improved for the first nine months of 2011. Provision for loan losses was $25.4 million for the first nine months of 2011, improving $11.2 million mainly due to an $8.1 million lower provision for the Florida portfolio. Net charge-off results for the first nine months of 2011 improved 9 basis points to 0.46% annualized of total loans and reflect continued solid performance for the Pennsylvania and Regency portfolios and improvement in the Florida portfolio. The ratio of the allowance for loan losses to total loans equaled 1.60% at September 30, 2011, compared to 1.94% at September 30, 2010, with the decline principally reflecting the impact of the accounting treatment required for loans acquired in connection with the CBI acquisition. The ratio of the allowance for loan losses plus the credit mark for the acquired portfolio to total loans plus the credit mark equaled 1.98% at September 30, 2011.

Other Highlights

First National Bank of Pennsylvania was recently named as one of “Pittsburgh’s Top Workplaces 2011” by The Pittsburgh Post-Gazette. Recognition as a Top Workplace is awarded based on feedback gathered from an employee survey that measures employee response to leadership, values that drive the organization, attitude about the company’s future and more.

Conference Call

F.N.B. Corporation will host its quarterly conference call to discuss third quarter of 2011 financial results on Thursday, October 20, 2011, at 8:00 AM EDT. Participating callers may access the call by dialing (888) 364-3105 or (719) 325-2192 for international callers; the confirmation number is 4796847. The listen-only audio Webcast may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.

A replay of the call will be available from 11:00 AM EDT the day of the call until midnight EDT on Thursday, October 27, 2011. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 4796847. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

F.N.B. Corporation Reports Net Income of $23.8 Million For Third Quarter 2011, Page  6

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.95 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

Forward-looking Statements

This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission (SEC) which are available on our shareholder and investor relations website at www.fnbcorporation.com and on the SEC website at www.sec.gov; (9) housing prices; (10) job market; (11) consumer confidence and spending habits and (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities. All information provided in this release and in the attachments is based on information only as of the date provided and presently available and F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

ADDITIONAL INFORMATION ABOUT THE MERGER

F.N.B. Corporation filed a registration statement on Form S-4 with the SEC on September 28, 2011. The registration statement included a proxy statement/prospectus and other relevant documents filed with the SEC in connection with the merger.

F.N.B. Corporation Reports Net Income of $23.8 Million For Third Quarter 2011, Page  7

SHAREHOLDERS OF PARKVALE FINANCIAL CORPORATION ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, and any other documents F.N.B. Corporation has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 or for Parkvale Financial Corporation by contacting Gilbert A. Riazzi, Chief Financial Officer, 4220 William Penn Highway, Monroeville, PA 15146, telephone: (412) 373-4804.

Parkvale Financial Corporation and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Parkvale Financial Corporation common stock are set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

# # #

Analyst/Institutional Investor Contact:

Cynthia Christopher 724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

Jennifer Reel 724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

DATA SHEETS FOLLOW

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011		2010	3rd Qtr 2011 - 2nd Qtr 2011	3rd Qtr 2011 - 3rd Qtr 2010
	Third Quarter	Second Quarter	Third Quarter	Percent Variance	Percent Variance
Statement of earnings
Interest income	$98,702	$98,155	$93,947	0.6	5.1
Interest expense	18,300	19,461	21,688	-6.0	-15.6

Net interest income	80,402	78,694	72,259	2.2	11.3
Taxable equivalent adjustment	2,009	1,999	1,666	0.5	20.6

Net interest income (FTE) (1)	82,411	80,693	73,925	2.1	11.5
Provision for loan losses	8,573	8,551	12,313	0.3	-30.4

Net interest income after provision (FTE)	73,838	72,142	61,612	2.3	19.8
Impairment losses on securities	(473)	0	0	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	436	0	0	n/m	n/m

Net impairment losses on securities	(37)	0	0	n/m	n/m
Service charges	16,057	15,666	14,250	2.5	12.7
Insurance commissions and fees	4,002	3,664	3,921	9.2	2.1
Securities commissions and fees	1,858	2,130	1,794	-12.7	3.6
Trust income	3,565	3,947	3,084	-9.7	15.6
Gain on sale of securities	49	38	80	30.2	-38.0
Gain on sale of loans	657	376	964	74.9	-31.9
Other	3,479	3,437	3,662	1.2	-5.0

Total non-interest income	29,630	29,258	27,754	1.3	6.8
Salaries and employee benefits	37,149	36,528	33,831	1.7	9.8
Occupancy and equipment	10,263	9,985	9,267	2.8	10.7
Amortization of intangibles	1,808	1,805	1,675	0.2	8.0
Other real estate owned	1,065	2,342	920	-54.5	15.8
Other	18,932	17,709	18,554	6.9	2.0

Total non-interest expense	69,217	68,369	64,247	1.2	7.7
Income before income taxes	34,251	33,031	25,119	3.7	36.4
Taxable equivalent adjustment	2,009	1,999	1,666	0.5	20.6
Income taxes	8,469	8,670	6,236	-2.3	35.8

Net income	$23,773	$22,362	$17,217	6.3	38.1

Earnings per share:
Basic	$0.19	$0.18	$0.15	5.6	26.7
Diluted	$0.19	$0.18	$0.15	5.6	26.7
Performance ratios
Return on average equity	7.79%	7.69%	6.43%
Return on average tangible equity (2) (6)	16.23%	16.77%	14.56%
Return on average assets	0.95%	0.91%	0.76%
Return on average tangible assets (3) (6)	1.06%	1.02%	0.87%
Net interest margin (FTE) (1)	3.79%	3.78%	3.78%
Yield on earning assets (FTE) (1)	4.63%	4.69%	4.89%
Cost of funds	0.99%	1.06%	1.28%
Efficiency ratio (FTE) (1) (4)	59.01%	58.32%	60.69%
Effective tax rate	26.27%	27.94%	26.59%
Common stock data
Average basic shares outstanding	126,473,473	123,254,895	113,983,990	2.6	11.0
Average diluted shares outstanding	127,341,543	124,094,789	114,486,251	2.6	11.2
Ending shares outstanding	127,127,599	127,024,899	114,632,850	0.1	10.9
Book value per share	$9.55	$9.47	$9.29	0.9	2.8
Tangible book value per share (6)	$4.83	$4.73	$4.38	2.1	10.3
Tangible book value per share excluding AOCI (5) (6)	$5.07	$4.97	$4.58	1.9	10.6
Dividend payout ratio	64.62%	68.64%	80.31%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,		Percent
	2011	2010	Variance
Statement of earnings
Interest income	$294,228	$280,855	4.8
Interest expense	57,849	68,709	-15.8

Net interest income	236,379	212,146	11.4
Taxable equivalent adjustment	5,973	4,969	20.2

Net interest income (FTE) (1)	242,352	217,115	11.6
Provision for loan losses	25,352	36,515	-30.6

Net interest income after provision (FTE)	217,000	180,600	20.2
Impairment losses on securities	(473)	(9,539)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	436	7,251	n/m

Net impairment losses on securities	(37)	(2,288)	n/m
Service charges	46,058	42,633	8.0
Insurance commissions and fees	11,812	12,094	-2.3
Securities commissions and fees	5,960	5,122	16.4
Trust income	11,222	9,430	19.0
Gain on sale of securities	141	2,517	-94.4
Gain on sale of loans	1,800	2,340	-23.1
Other	10,364	14,625	-29.1

Total non-interest income	87,320	86,473	1.0
Salaries and employee benefits	112,059	100,348	11.7
Occupancy and equipment	30,633	28,785	6.4
Amortization of intangibles	5,409	5,040	7.3
Other real estate owned	4,986	2,446	103.8
Other	59,056	56,155	5.2

Total non-interest expense	212,143	192,774	10.0
Income before income taxes	92,177	74,299	24.1
Taxable equivalent adjustment	5,973	4,969	20.2
Income taxes	22,894	18,208	25.7

Net income	$63,310	$51,121	23.8

Earnings per share:
Basic	$0.51	$0.45	13.3
Diluted	$0.51	$0.45	13.3
Performance ratios
Return on average equity	7.24%	6.48%
Return on average tangible equity (2) (6)	15.70%	14.88%
Return on average assets	0.86%	0.77%
Return on average tangible assets (3) (6)	0.97%	0.88%
Net interest margin (FTE) (1)	3.79%	3.78%
Yield on earning assets (FTE) (1)	4.70%	4.97%
Cost of funds	1.05%	1.37%
Efficiency ratio (FTE) (1) (4)	59.86%	61.09%
Effective tax rate	26.56%	26.26%
Common stock data
Average basic shares outstanding	123,330,205	113,871,635	8.3
Average diluted shares outstanding	124,150,533	114,288,600	8.6
Ending shares outstanding	127,127,599	114,632,850	10.9
Book value per share	$9.55	$9.29	2.8
Tangible book value per share (6)	$4.83	$4.38	10.3
Tangible book value per share excluding AOCI (5) (6)	$5.07	$4.58	10.6
Dividend payout ratio	71.26%	81.01%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010	3rd Qtr 2011 - 2nd Qtr 2011	3rd Qtr 2011 - 3rd Qtr 2010
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$9,971,847	$9,866,025	$8,958,692	1.1	11.3
Earning assets	8,655,608	8,557,590	7,773,915	1.1	11.3
Securities	1,804,937	1,766,329	1,612,612	2.2	11.9
Interest bearing deposits with banks	100,944	167,924	162,377	-39.9	-37.8
Loans, net of unearned income	6,749,727	6,623,337	5,998,926	1.9	12.5
Allowance for loan losses	111,647	109,489	117,982	2.0	-5.4
Goodwill and intangibles	601,010	603,552	563,631	-0.4	6.6
Deposits and customer repos (7)	8,061,672	8,041,138	7,247,270	0.3	11.2
Short-term borrowings	157,188	144,301	129,752	8.9	21.1
Long-term debt	221,206	206,201	208,433	7.3	6.1
Trust preferred securities	203,947	203,934	204,287	0.0	-0.2
Shareholders’ equity	1,210,953	1,166,305	1,062,512	3.8	14.0
Asset quality data
Non-accrual loans	$113,416	$107,091	$135,661	5.9	-16.4
Restructured loans	12,017	20,146	18,735	-40.4	-35.9

Non-performing loans	125,433	127,237	154,396	-1.4	-18.8
Other real estate owned	34,640	35,793	32,345	-3.2	7.1

Total non-performing loans and OREO	160,073	163,030	186,741	-1.8	-14.3
Non-performing investments	5,685	6,605	5,163	-13.9	10.1

Non-performing assets	$165,758	$169,635	$191,904	-2.3	-13.6

Net loan charge-offs	$8,984	$6,939	$9,726	29.5	-7.6
Allowance for loan losses	108,813	109,224	116,627	-0.4	-6.7
Non-performing loans / total loans	1.85%	1.90%	2.57%
Non-performing loans + OREO / total loans + OREO	2.35%	2.42%	3.09%
Non-performing assets / total assets	1.67%	1.72%	2.13%
Allowance for loan losses / total loans	1.60%	1.63%	1.94%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.98%	2.02%	n/a
Allowance for loan losses / non-performing loans	86.75%	85.84%	75.54%
Net loan charge-offs (annualized) / average loans	0.53%	0.42%	0.64%
Balances at period end
Total assets	$9,951,344	$9,857,163	$8,993,043	1.0	10.7
Earning assets	8,620,484	8,560,768	7,794,305	0.7	10.6
Loans, net of unearned income	6,788,540	6,702,595	6,004,577	1.3	13.1
Deposits and customer repos (7)	8,041,155	7,960,415	7,284,967	1.0	10.4
Total equity	1,214,491	1,203,150	1,064,846	0.9	14.1
Capital ratios
Equity / assets (period end)	12.20%	12.21%	11.84%
Leverage ratio	9.01%	8.97%	8.63%
Tangible equity / tangible assets (period end) (6)	6.57%	6.50%	5.96%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	6.89%	6.83%	6.23%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent Variance
	2011	2010
Average balances
Total assets	$9,845,310	$8,860,202	11.1
Earning assets	8,541,706	7,680,608	11.2
Securities	1,767,928	1,565,199	13.0
Interest bearing deposits with banks	135,250	172,755	-21.7
Loans, net of unearned income	6,638,528	5,942,654	11.7
Allowance for loan losses	109,811	113,292	-3.1
Goodwill and intangibles	600,020	565,291	6.1
Deposits and customer repos (7)	8,006,819	7,138,823	12.2
Short-term borrowings	148,390	129,810	14.3
Long-term debt	208,899	233,238	-10.4
Trust preferred securities	203,947	204,454	-0.2
Shareholders’ equity	1,169,258	1,054,115	10.9
Asset quality data
Non-accrual loans	$113,416	$135,661	-16.4
Restructured loans	12,017	18,735	-35.9

Non-performing loans	125,433	154,396	-18.8
Other real estate owned	34,640	32,345	7.1

Total non-performing loans and OREO	160,073	186,741	-14.3
Non-performing investments	5,685	5,163	10.1

Non-performing assets	$165,758	$191,904	-13.6

Net loan charge-offs	$22,659	$24,544	-7.7
Allowance for loan losses	108,813	116,627	-6.7
Non-performing loans / total loans	1.85%	2.57%
Non-performing loans + OREO / total loans + OREO	2.35%	3.09%
Non-performing assets / total assets	1.67%	2.13%
Allowance for loan losses / total loans	1.60%	1.94%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.98%	n/a
Allowance for loan losses / non-performing loans	86.75%	75.54%
Net loan charge-offs (annualized) / average loans	0.46%	0.55%
Balances at period end
Total assets	$9,951,344	$8,993,043	10.7
Earning assets	8,620,484	7,794,305	10.6
Loans, net of unearned income	6,788,540	6,004,577	13.1
Deposits and customer repos (7)	8,041,155	7,284,967	10.4
Total equity	1,214,491	1,064,846	14.1
Capital ratios
Equity / assets (period end)	12.20%	11.84%
Leverage ratio	9.01%	8.63%
Tangible equity / tangible assets (period end) (6)	6.57%	5.96%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	6.89%	6.23%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				3rd Qtr 2011 -	3rd Qtr 2011 -
	2011		2010	2nd Qtr 2011	3rd Qtr 2010
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,788,735	$3,721,871	$3,301,993	1.8	14.7
Direct installment	1,037,714	1,029,808	990,453	0.8	4.8
Residential mortgages	686,097	682,570	625,167	0.5	9.7
Indirect installment	537,234	528,792	521,815	1.6	3.0
Consumer LOC	559,791	528,144	455,971	6.0	22.8
Commercial leases	99,274	90,831	67,452	9.3	47.2
Other	40,882	41,321	36,075	-1.1	13.3

Total loans	$6,749,727	$6,623,337	$5,998,926	1.9	12.5

Deposits:
Non-interest bearing deposits	$1,299,859	$1,248,029	$1,077,797	4.2	20.6
Savings and NOW	3,888,462	3,888,716	3,307,256	0.0	17.6
Certificates of deposit and other time deposits	2,256,182	2,315,829	2,201,454	-2.6	2.5

Total deposits	7,444,503	7,452,574	6,586,507	-0.1	13.0
Customer repos (7)	617,169	588,564	660,763	4.9	-6.6

Total deposits and customer repos (7)	$8,061,672	$8,041,138	$7,247,270	0.3	11.2

Balances at period end
Loans:
Commercial	$3,819,806	$3,776,287	$3,299,230	1.2	15.8
Direct installment	1,033,688	1,039,270	994,614	-0.5	3.9
Residential mortgages	673,598	676,574	612,484	-0.4	10.0
Indirect installment	538,366	535,191	519,366	0.6	3.7
Consumer LOC	580,968	542,470	473,606	7.1	22.7
Commercial leases	103,764	93,273	72,304	11.2	43.5
Other	38,350	39,530	32,973	-3.0	16.3

Total loans	$6,788,540	$6,702,595	$6,004,577	1.3	13.1

Deposits:
Non-interest bearing deposits	$1,335,417	$1,267,554	$1,103,393	5.4	21.0
Savings and NOW	3,794,127	3,853,257	3,307,698	-1.5	14.7
Certificates of deposit and other time deposits	2,238,745	2,276,408	2,186,737	-1.7	2.4
Total deposits	7,368,289	7,397,219	6,597,828	-0.4	11.7
Customer repos (7)	672,866	563,196	687,139	19.5	-2.1

Total deposits and customer repos (7)	$8,041,155	$7,960,415	$7,284,967	1.0	10.4

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2011	2010	Variance
Average balances
Loans:
Commercial	$3,722,214	$3,298,253	12.9
Direct installment	1,027,163	978,249	5.0
Residential mortgages	696,832	618,130	12.7
Indirect installment	528,134	519,205	1.7
Consumer LOC	531,971	431,532	23.3
Commercial leases	91,489	62,729	45.8
Other	40,724	34,555	17.9

Total loans	$6,638,528	$5,942,654	11.7

Deposits:
Non-interest bearing deposits	$1,241,760	$1,025,847	21.0
Savings and NOW	3,844,198	3,274,280	17.4
Certificates of deposit and other time deposits	2,303,746	2,213,130	4.1

Total deposits	7,389,704	6,513,256	13.5
Customer repos (7)	617,115	625,567	-1.4

Total deposits and customer repos (7)	$8,006,819	$7,138,823	12.2

Balances at period end
Loans:
Commercial	$3,819,806	$3,299,230	15.8
Direct installment	1,033,688	994,614	3.9
Residential mortgages	673,598	612,484	10.0
Indirect installment	538,366	519,366	3.7
Consumer LOC	580,968	473,606	22.7
Commercial leases	103,764	72,304	43.5
Other	38,350	32,973	16.3

Total loans	$6,788,540	$6,004,577	13.1

Deposits:
Non-interest bearing deposits	$1,335,417	$1,103,393	21.0
Savings and NOW	3,794,127	3,307,698	14.7
Certificates of deposit and other time deposits	2,238,745	2,186,737	2.4

Total deposits	7,368,288	6,597,829	11.7
Customer repos (7)	672,866	687,139	-2.1

Total deposits and customer repos (7)	$8,041,154	$7,284,968	10.4

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	Third Quarter 2011
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$58,782	$53,254	$1,380	$113,416
Restructured loans	6,938	0	5,079	12,017

Non-performing loans	65,720	53,254	6,459	125,433
Other real estate owned	12,616	20,477	1,547	34,640

Total non-performing loans and OREO	78,336	73,731	8,006	160,073
Non-performing investments	5,685	0	0	5,685

Non-performing assets	$84,021	$73,731	$8,006	$165,758

Net loan charge-offs	$4,094	$3,481	$1,409	$8,984
Provision for loan losses	3,278	3,941	1,353	8,573
Allowance for loan losses	81,538	20,478	6,797	108,813
Loans, net of unearned income	6,450,130	176,578	161,832	6,788,540
Non-performing loans / total loans	1.02%	30.16%	3.99%	1.85%
Non-performing loans + OREO / total loans + OREO	1.21%	37.42%	4.90%	2.35%
Non-performing assets / total assets	0.88%	41.76%	4.67%	1.67%
Allowance for loan losses / total loans	1.26%	11.60%	4.20%	1.60%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.66%	11.60%	4.20%	1.98%
Allowance for loan losses / non-performing loans	124.07%	38.45%	105.24%	86.75%
Net loan charge-offs (annualized) / average loans	0.25%	7.74%	3.42%	0.53%
Loans 30 - 89 days past due	$41,877	$0	$2,540	$44,417
Loans 90+ days past due	14,393	0	2,217	16,610
Non-accrual loans	58,782	53,254	1,380	113,416

Total past due and non-accrual loans	$115,052	$53,254	$6,137	$174,443

Loans 90+ days past due and non-accrual loans / total loans	1.13%	30.16%	2.22%	1.92%
Total past due and non-accrual loans / total loans	1.78%	30.16%	3.79%	2.57%

	Second Quarter 2011
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$60,565	$44,890	$1,636	$107,091
Restructured loans	15,340	0	4,806	20,146

Non-performing loans	75,905	44,890	6,442	127,237
Other real estate owned	10,472	23,868	1,453	35,793

Total non-performing loans and OREO	86,377	68,758	7,895	163,030
Non-performing investments	6,605	0	0	6,605

Non-performing assets	$92,982	$68,758	$7,895	$169,635

Net loan charge-offs	$5,346	$160	$1,433	$6,939
Provision for loan losses	4,655	2,240	1,656	8,551
Allowance for loan losses	82,353	20,018	6,853	109,224
Loans, net of unearned income	6,359,213	180,232	163,150	6,702,595
Non-performing loans / total loans	1.19%	24.91%	3.95%	1.90%
Non-performing loans + OREO / total loans + OREO	1.36%	33.69%	4.80%	2.42%
Non-performing assets / total assets	0.98%	37.35%	4.65%	1.72%
Allowance for loan losses / total loans	1.30%	11.11%	4.20%	1.63%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.71%	11.11%	4.20%	2.02%
Allowance for loan losses / non-performing loans	108.50%	44.59%	106.38%	85.84%
Net loan charge-offs (annualized) / average loans	0.34%	0.35%	3.62%	0.42%
Loans 30 - 89 days past due	$39,205	$23	$2,182	$41,410
Loans 90+ days past due	14,034	0	2,081	16,115
Non-accrual loans	60,565	44,890	1,636	107,091

Total past due and non-accrual loans	$113,804	$44,913	$5,899	$164,616

Loans 90+ days past due and non-accrual loans / total loans	1.17%	24.91%	2.28%	1.84%
Total past due and non-accrual loans / total loans	1.79%	24.92%	3.62%	2.46%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	Third Quarter 2010
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$62,634	$71,210	$1,817	$135,661
Restructured loans	12,670	0	6,065	18,735

Non-performing loans	75,304	71,210	7,882	154,396
Other real estate owned	9,458	21,548	1,339	32,345

Total non-performing loans and OREO	84,762	92,758	9,221	186,741
Non-performing investments	5,163	0	0	5,163

Non-performing assets	$89,925	$92,758	$9,221	$191,904

Net loan charge-offs	$4,462	$3,694	$1,570	$9,726
Provision for loan losses	4,796	5,867	1,650	12,313
Allowance for loan losses	80,729	29,114	6,784	116,627
Loans, net of unearned income	5,629,633	213,436	161,508	6,004,577
Non-performing loans / total loans	1.34%	33.36%	4.88%	2.57%
Non-performing loans + OREO / total loans + OREO	1.50%	39.47%	5.66%	3.09%
Non-performing assets / total assets	1.05%	45.06%	5.48%	2.13%
Allowance for loan losses / total loans	1.43%	13.64%	4.20%	1.94%
Allowance for loan losses + credit marks / total loans + credit marks (6)	n/a	n/a	n/a	n/a
Allowance for loan losses / non-performing loans	107.20%	40.88%	86.07%	75.54%
Net loan charge-offs (annualized) / average loans	0.32%	6.59%	3.84%	0.64%
Loans 30 - 89 days past due	$32,846	$1,000	$2,402	$36,248
Loans 90+ days past due	7,007	0	2,187	9,194
Non-accrual loans	62,634	71,210	1,817	135,661

Total past due and non-accrual loans	$102,487	$72,210	$6,406	$181,103

Loans 90+ days past due and non-accrual loans / total loans	1.24%	33.36%	2.48%	2.41%
Total past due and non-accrual loans / total loans	1.82%	33.83%	3.97%	3.02%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010	3rd Qtr 2011 - 2nd Qtr 2011	3rd Qtr 2011 - 3rd Qtr 2010
	Third	Second	Third	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$197,753	$172,401	$142,615	14.7	38.7
Interest bearing deposits with banks	34,982	16,732	164,406	109.1	-78.7

Cash and cash equivalents	232,735	189,133	307,021	23.1	-24.2
Securities available for sale	802,455	820,847	738,828	-2.2	8.6
Securities held to maturity	984,201	1,010,672	869,765	-2.6	13.2
Residential mortgage loans held for sale	10,307	9,922	16,729	3.9	-38.4
Loans, net of unearned income	6,788,540	6,702,595	6,004,577	1.3	13.1
Allowance for loan losses	(108,813)	(109,224)	(116,627)	-0.4	-6.7

Net loans	6,679,727	6,593,371	5,887,950	1.3	13.4
Premises and equipment, net	125,748	126,061	114,320	-0.2	10.0
Goodwill	567,511	567,378	528,720	0.0	7.3
Core deposit and other intangible assets, net	32,772	34,580	34,100	-5.2	-3.9
Bank owned life insurance	207,600	208,714	207,402	-0.5	0.1
Other assets	308,288	296,485	288,209	4.0	7.0

Total Assets	$9,951,344	$9,857,163	$8,993,043	1.0	10.7

Liabilities
Deposits:
Non-interest bearing demand	$1,335,417	$1,267,554	$1,103,393	5.4	21.0
Savings and NOW	3,794,127	3,853,257	3,307,698	-1.5	14.7
Certificates and other time deposits	2,238,746	2,276,408	2,186,737	-1.7	2.4

Total Deposits	7,368,289	7,397,219	6,597,828	-0.4	11.7
Other liabilities	124,479	103,492	105,326	20.3	18.2
Short-term borrowings	817,343	728,300	817,582	12.2	0.0
Long-term debt	222,788	221,061	203,257	0.8	9.6
Junior subordinated debt	203,954	203,941	204,204	0.0	-0.1

Total Liabilities	8,736,853	8,654,013	7,928,197	1.0	10.2
Stockholders’ Equity
Common stock	1,268	1,267	1,142	0.1	11.0
Additional paid-in capital	1,222,123	1,219,663	1,092,828	0.2	11.8
Retained earnings	24,760	16,348	(3,126)	51.5	-892.0
Accumulated other comprehensive income	(30,248)	(30,716)	(23,481)	-1.5	28.8
Treasury stock	(3,412)	(3,412)	(2,517)	0.0	35.6

Total Stockholders’ Equity	1,214,491	1,203,150	1,064,846	0.9	14.1

Total Liabilities and Stockholders’ Equity	$9,951,344	$9,857,163	$8,993,043	1.0	10.7

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation’s operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation’s peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation’s reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation’s financial statements.

	2011		2010
	Third	Second	Third
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$94,315	$89,695	$68,308
Amortization of intangibles, net of tax (annualized)	4,663	4,707	4,319

	98,978	94,402	72,627
Average total shareholders’ equity	1,210,953	1,166,305	1,062,512
Less: Average intangibles	(601,010)	(603,552)	(563,631)

	609,943	562,753	498,881
Return on average tangible equity (2)	16.23%	16.78%	14.56%

Return on average tangible assets (3):
Net income (annualized)	$94,315	$89,695	$68,308
Amortization of intangibles, net of tax (annualized)	4,663	4,707	4,319

	98,978	94,402	72,627
Average total assets	9,971,847	9,866,025	8,958,692
Less: Average intangibles	(601,010)	(603,552)	(563,631)

	9,370,837	9,262,473	8,395,061
Return on average tangible assets (3)	1.06%	1.02%	0.87%

Tangible book value per share:
Total shareholders’ equity	$1,214,491	$1,203,150	$1,064,846
Less: intangibles	(600,283)	(601,958)	(562,820)

	614,208	601,192	502,026
Ending shares outstanding	127,127,599	127,024,899	114,632,850
Tangible book value per share	$4.83	$4.73	$4.38

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2011	2010
Return on average tangible equity (2):
Net income (annualized)	$84,646	$68,349
Amortization of intangibles, net of tax (annualized)	4,701	4,380

	89,347	72,729
Average total shareholders’ equity	1,169,258	1,054,115
Less: Average intangibles	(600,020)	(565,291)

	569,238	488,824
Return on average tangible equity (2)	15.70%	14.88%

Return on average tangible assets (3):
Net income (annualized)	$84,646	$68,349
Amortization of intangibles, net of tax (annualized)	4,701	4,380

	89,347	72,729
Average total assets	9,845,310	8,860,202
Less: Average intangibles	(600,020)	(565,291)

	9,245,290	8,294,912
Return on average tangible assets (3)	0.97%	0.88%

Tangible book value per share:
Total shareholders’ equity	$1,214,491	$1,064,847
Less: intangibles	(600,283)	(562,820)

	614,208	502,026
Ending shares outstanding	127,127,599	114,632,850
Tangible book value per share	$4.83	$4.38

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010
	Third	Second	Third
	Quarter	Quarter	Quarter
Tangible book value per share excluding AOCI (5):
Total shareholders’ equity	$1,214,491	$1,203,150	$1,064,846
Less: intangibles	(600,283)	(601,958)	(562,820)
Less: AOCI	30,248	30,716	23,481

	644,456	631,908	525,507
Ending shares outstanding	127,127,599	127,024,899	114,632,850
Tangible book value per share excluding AOCI (5)	$5.07	$4.97	$4.58

Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,214,491	$1,203,150	$1,064,846
Less: intangibles	(600,283)	(601,958)	(562,820)

	614,208	601,192	502,026
Total assets	9,951,344	9,857,163	8,993,043
Less: intangibles	(600,283)	(601,958)	(562,820)

	9,351,061	9,255,205	8,430,223
Tangible equity / tangible assets (period end)	6.57%	6.50%	5.96%

Tangible equity, excluding AOCI / tangible assets (period end) (5):
Total shareholders’ equity	$1,214,491	$1,203,150	$1,064,846
Less: intangibles	(600,283)	(601,958)	(562,820)
Less: AOCI	30,248	30,716	23,481

	644,456	631,908	525,507
Total assets	9,951,344	9,857,163	8,993,043
Less: intangibles	(600,283)	(601,958)	(562,820)

	9,351,061	9,255,205	8,430,223
Tangible equity, excluding AOCI / tangible assets (period end) (5)	6.89%	6.83%	6.23%

Allowance for loan losses + credit marks / total loans + credit marks:
Allowance for loan losses	$108,813	$109,224
Credit marks	25,932	26,622

	134,745	135,846
Total loans	6,788,540	6,702,595
Credit marks	25,932	26,622

	6,814,472	6,729,217
Allowance for loan losses + credit marks / total loans + credit marks	1.98%	2.02%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.
(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains and net impairment losses on securities.
(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.
(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(7)	Customer repos are included in short-term borrowings on the balance sheet.